UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 15, 2026

Sow Good Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-42037	27-2345075
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Sow Good Inc.

433 Broadway, Unit 216

New York, NY 10013

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (908) 693-9488

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	SOWG	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On October 15, 2026, SOWG Tanzania Inc., a Delaware corporation and wholly owned subsidiary of Sow Good Inc. (the “Company”), and the Company entered into an Extension Letter to Share Purchase Agreement (the “Letter”) with Ryzon Materials Limited, an Australian unlisted public company (“Ryzon”), Uranex Tanzania Limited (“Uranex”), Magnis Technologies (Tanzania) Limited (“Magnis Tech”), and Uranex ESIP Pty Limited (“Uranex ESIP” and, together with Ryzon, Uranex and Magnis Tech, the “Sellers”) to the previously announced Share Purchase Agreement (the “SPA”), dated April 20, 2026, as amended by that certain Deed of Amendment to Share Purchase Agreement, dated August 21, 2026. The letter amends the “Sunset Date” (as defined in the SPA) to October 30, 2026.

The foregoing description of the Letter is qualified in its entirety by reference to the full text of the Letter, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference therein.

Item 9.01	Financial Statements and Exhibits.

10.1	Extension Letter to Share Purchase Agreement
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOW GOOD INC.

Date: October 15, 2026	By:	/s/ Yisroel Goldberg
Yisroel Goldberg
Chief Executive Officer

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